UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 13, 2017

TRANSOCEAN LTD.

(Exact name of registrant as specified in its charter)

Switzerland	000-53533	98-0599916
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

Turmstrasse 30
6300 Zug
Switzerland	CH-6300
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: +41 (22) 930-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 7.01Regulation FD

On June 13, 2017, Transocean Ltd. announced that Transocean Inc., its wholly-owned subsidiary, commenced  tender offers (the “Tender Offers”) to purchase for cash U.S. $1.5 billion principal amount of its 2.500% Senior Notes due 2017, 7.375% Senior Notes due 2018, 6.000% Senior Notes due 2018, 6.500% Senior Notes due 2020 and 6.375% Senior Notes due 2021 (collectively, the “Notes”), subject to the terms and conditions specified in the related offer to purchase (the “Offer to Purchase”). The Tender Offers will expire at midnight, New York City time, at the end of July 11, 2017, subject to any extension. The Tender Offers are subject to, and conditioned upon, the satisfaction or waiver of certain conditions described in the Offer to Purchase.

A copy of the press release announcing the Tender Offers is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Since March 31, 2017, Transocean Ltd. or one or more of its subsidiaries has repurchased in the open market an aggregate principal amount of approximately U.S. $131 million of Transocean Inc.’s debt securities for an aggregate cash payment of U.S. $132 million.  As a result of the repurchases, the aggregate principal amounts of the following Transocean Inc. notes have been retired:  U.S. $62 million of the 2.500% Senior Notes due 2017, U.S. $35 million of the 6.000% Senior Notes due 2018, U.S. $1 million of the 7.375% Senior Notes due 2018, U.S. $6 million of the 6.500% Senior Notes due 2020 and U.S. $27.5 million of the 3.800% Senior Notes due 2022.

The information in this Current Report on Form 8-K, including Exhibit 99.1, is being “furnished” pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any Transocean Ltd. filing, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01    Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description

99.1	Press release announcing tender offers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSOCEAN LTD.

Date: June 13, 2017	By:	/s/ Daniel Ro-Trock
Daniel Ro-Trock
Authorized Person

Index to Exhibits

s
Exhibit No.		Description

99.1		Press release announcing tender offers